Exhibit 99.(d)(15)(xi)

PACIFIC SELECT FUND

AMENDMENT NO. 11 TO THE SUBADVISORY AGREEMENT

THIS AMENDMENT, made effective the 1st day of May, 2025, is made to the Subadvisory Agreement (the “Agreement”) dated May 5, 2000, as amended on January 1, 2001, August 5, 2004, December 9, 2005, May 1, 2007, May 1, 2008, October 31, 2013, August 1, 2014, December 31, 2014, May 1, 2015, June 30, 2016 and August 1, 2020 by and among Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO” or the “Subadviser”), and Pacific Select Fund, a Delaware Statutory Trust (the “Trust”). The Agreement is hereby amended as set forth below (the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Subadviser and Trust (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Revisions and Additional Provisions to the Agreement

1.1	Section 15, Notices, of the Agreement, shall be deleted and replaced with the following Section:

15.     Notices. Any written notice required by or pertaining to this Agreement, excluding any routine communications, shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by courier, first class mail, facsimile or electronic mail.

If to the Investment Adviser, to:

Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Audrey L. Cheng, Vice President and Fund Advisor General Counsel

E-mail: ContractNotifications@PacificLife.com

Telephone number: (949) 219-3202

If to the Fund, to:

Pacific Select Fund

c/o Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Audrey L. Cheng, Fund Advisor General Counsel

Email: ContractNotifications@PacificLife.com

Telephone number: (949) 219-3202

If to the Subadviser, to:

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-720-1376

Attention: General Counsel

E-mail: IMAnotices@pimco.com

cc: Paul Lucas, Account Manager

E-mail: Paul.Lucas@pimco.com

1.2	Section 20, Security Lending, shall be added as a new section to the Agreement:

“20       Security Lending. The Subadviser shall not engage in securities lending transactions on behalf of the Portfolios. The Subadviser shall neither have nor accept any ability, authority or power to determine, or influence the determination, whether to loan any security in the Portfolios or recall any security that has been lent from the Portfolios. If a Portfolio’s securities lending agent (“SLA”) enters into securities lending transactions on behalf of the Portfolio, the Investment Adviser or the SLA or the custodian shall be responsible for ensuring that the securities or other assets in the Portfolio are available for sale at all times. The Subadviser shall not be liable for any loss resulting from the sale by the Subadviser of a security that is not available in the Portfolio for settlement as a result of such securities lending transactions, provided the Subadviser has provided prior notification to the SLA of the sale of such securities in the manner agreed to by the parties.”

1.3	Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

2.	No Other Changes. Except as modified herein, the terms and conditions of the Agreement, as amended herein, remain unchanged and in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

Pacific Life Fund Advisors LLC

By: /s/ Kevin W. Steiner

Name: Kevin W. Steiner

Title: Vice President

Pacific Select Fund

By: /s/ Kevin W. Steiner

Name: Kevin W. Steiner

Title: Vice President

Pacific Investment Management Company LLC

By: /s/ Robert O. Young

Name: Robert O. Young

Title: Managing Director